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                 BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES


                                 EXHIBIT NO. 21
                         SUBSIDIARIES OF THE REGISTRANT


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
                                                                 State or Country              Percent Voting
                           Subsidiary                            of Incorporation                Stock Owned
                           ----------                            ----------------                -----------

Briggs & Stratton AG                                             Switzerland                        100%

Briggs & Stratton Australia Pty. Limited                         Australia                          100%

Briggs & Stratton Austria GmbH                                   Austria                            100%

Briggs & Stratton Canada Inc.                                    Canada                             100%

Briggs & Stratton CZ, s.r.o.                                     Czech Republic                     100%

Briggs & Stratton France, S.A.R.L.                               France                             100%

Briggs & Stratton Germany GmbH                                   Germany                            100%

Briggs & Stratton International, Inc.                            Wisconsin                          100%

Briggs & Stratton International Sales Corp.                      Virgin Islands                     100%

Briggs & Stratton Mexico S.A. de C.V.                            Mexico                             100%

Briggs & Stratton Netherlands B.V.                               Netherlands                        100%

Briggs & Stratton New Zealand Limited                            New Zealand                        100%

Briggs & Stratton RSA (Pty.) Ltd.                                South Africa                       100%

Briggs & Stratton Sweden AB                                      Sweden                             100%

Briggs & Stratton U.K. Limited                                   United Kingdom                     100%

BSD, Inc.                                                        Wisconsin                          100%
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